Exhibit 10.2

FORM OF AMENDMENT TO
ALERIS HOLDING COMPANY 2010 EQUITY INCENTIVE PLAN

The Aleris Holding Company 2010 Equity Incentive Plan, as amended (the “Plan”), is hereby amended effective as of January 21, 2014 (the “Effective Date”) as follows:

1.    Amendment.

(a)	The first two sentences of Section 5(a) of the Plan shall be deleted in its entirety and replaced with the following:

Subject to the following provisions of this Section and Section 11(a) of the Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan is 5,328,875. The maximum aggregate number of Shares that may be issued pursuant to Restricted Stock Units under the Plan is 795,417.

2.    Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors to execute this Amendment in evidence of the adoption of this Amendment by the Board of Directors, has executed this Amendment as of the date first written above.

ALERIS CORPORATION

By:	/s/ Christopher R. Clegg
Christopher R. Clegg
Executive Vice President, General Counsel & Secretary